Exhibit 99.3

CAR CHARGING GROUP, INC

Pro-Forma Financial Statements

(Unaudited)

On February 26, 2013, Car Charging Group, Inc. (the “Company”), entered into an equity exchange agreement (the “Exchange Agreement”) by and among the Company, Beam Acquisition LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“Beam Acquisition”), Beam Charging LLC, a New York limited liability company (“Beam”), and Manhattan Charging LLC, a New York limited liability company (“Manhattan Charging”), Eric L’Esperance (“L’Esperance”), and Andrew Shapiro (“Shapiro” and together with Manhattan Charging, L’Esperance and the individual members of Manhattan Charging LLC, the “Beam Members”). The Company had previously entered into an agreement, dated December 31, 2012, (the “Initial Agreement”) with Beam Acquisition and Manhattan Charging, pursuant to which Beam Acquisition acquired all of the outstanding membership interests in Beam in exchange for 1,265,822 restricted shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”). In the Exchange Agreement, the Company, through Beam Acquisition, further identified the specific terms under which it acquired all of the outstanding membership interests of Beam and Beam became a wholly owned subsidiary of Beam Acquisition (the “Equity Exchange”).

As part of the Equity Exchange, the Company made a payment of $500,000 to Manhattan Charging, of which an aggregate amount of $461,150 was issued in the form of promissory notes (the “Promissory Notes”). The Promissory Notes accrue interest at a rate of 6% per annum on the aggregate principal amount, payable on April 15, 2013 (the “Maturity Date”). As a security for the Promissory Notes, the Company entered into a security agreement granting the Beam Members a first priority security interest in all the assets of Beam (the “Security Agreement”) and a pledge and security agreement granting the Beam Members a first priority security interest in all of the equity interest in Beam (the “Pledge and Security Agreement”). In connection with the event of default under the Promissory Notes, the Company entered into an escrow agreement (the “Escrow Agreement”) by and among the Company, Beam Acquisition, Beam, the Beam Members, the Law Office of Samuel A. Tversky P.C. (“Tversky”), and the Bernstein Law Firm (“Bernstein” each of Tversky and Bernstein an “Escrow Agent”). Pursuant to the terms of the Escrow Agreement, each of the Beam Members delivered to Bernstein an executed cancellation letter in connection with the transactions contemplated by the Exchange Agreement (the “Cancellation Letters”); Beam Acquisition delivered to Tversky a fully executed assignment of all ownership interest in Beam (the “Assignment of Beam Membership Interest”); and the Company, Beam Acquisition, and Beam delivered to Tversky an executed confession of judgment, to be held in escrow pursuant to the terms of the Escrow Agreement.

In conjunction with the Equity Exchange, the Company entered into an Assignment of Promissory Note (the “Note Assignment”) with certain assignors (the “Assignors”), pursuant to which the Assignors sold to the Company two certain secured promissory notes (the “Notes”) totaling an aggregate principal amount of $130,000. In connection with the Note Assignment, the Company entered into an Amendment to Promissory Note (the “Note Amendment”). Pursuant to the Note Amendment, the Notes held by the Company accrue interest at a rate of 8% per annum on the aggregate principal amount, payable on February 26, 2016. The Notes are secured by a lien on and continuing security interest in all of the Beam assets as described in the Note Amendment.

The unaudited pro forma condensed combined balance sheet as of December 31, 2012 and unaudited pro forma combined condensed statement of operations for the year ended December 31, 2012, reflect the historical consolidated financial statements of Car Charging Group, Inc., adjusted for the pro forma effects of the acquisition of Beam. The pro forma adjustments have been prepared as if the Beam acquisition had occurred on December 31, 2012 for the unaudited pro forma condensed combined balance sheet and on January 1, 2012 for the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the related notes and the historical audited consolidated financial statements filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and (ii) the audited financial statements and related notes of Beam for the year ended December 31, 2012 filed herewith.

The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions contemplated and the pro forma adjustments are factually supportable. We have reflected those items expected to have a continuing impact on the Company. We believe that the assumptions give the appropriate effect to the expected impact of the events that are directly attributable to the transaction. Actual effects of these transactions will differ from the pro forma adjustments.

Car Charging Group, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2012

	Historical		Pro Forma
	Car Charging	Beam
	Group, Inc.	Charging LLC	Adjustments		Combined

ASSETS
Current assets	$671,478	$92	(38,850	)(b)	$26,790
			(461,150	)(c)
			(144,780	)(a)
Fixed assets, net	1,096,351	381,206	110,986	(c)	1,588,543

Other assets	274,992	-	638,000	(c)	2,860,741
			1,947,749	(c)
Total Assets	$2,042,821	$381,298	$2,051,955		$4,476,074

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$712,226	$600,321	(144,780	)(a)	$1,159,014
			(8,753	)(c)
Long-term debt	44,836	-			44,836

Other liabilites	55,192	-			55,192

Stockholders' Equity
Preferred Stock	11,000	-			11,000
Common Stock	42,435	-	1,266	(c)	43,701
Members' Capital	-	121,200	(121,200	)(c)	-
Additional Paid-In Capital	20,117,559	-	2,024,049	(c)	22,141,608
Retained Earnings	(18,940,427)	(340,223)	(38,850	)(b)	(18,979,277)
			340,223	(c)
Total Stockholders' Equity	1,230,567	(219,023)	2,205,488		3,217,032

Total Liabilities and Stockholder's Equity	$2,042,821	$381,298	$2,051,955		$4,476,074

Car Charging Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

	Historical		Pro Forma
	Car Charging	Beam
	Group, Inc.	Charging LLC	Adjustments		Combined
Revenues	$258,064	$2,273			$260,337

Cost of revenues	199,092	259			199,351

Gross Profit	58,972	2,014			60,986

Operating expenses	5,235,863	190,797	38,850	(a)	5,536,069
			70,559	(d)
Loss from operations	(5,176,891)	(188,783)			(5,475,083)

Other expense	(112,719)	(10,242)			(122,961)

Loss before income taxes	(5,289,610)	(199,025)			(5,598,044)

Income taxes	-	-			-

Net loss	$(5,289,610)	$(199,025)	$109,409		$(5,598,044)

Net loss per common share-basi and diluted	$(0.13)				$(0.13)

Weighted average shares outstanding	40,332,688		1,265,822	(e)	41,598,510

Car Charging Group, Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Historical

Car Charging Group, Inc. (The” Company”)

The Company’s historical condensed consolidated balance sheet as of December 31, 2012 and historical condensed consolidated statement of operations for the year ended December 31, 2012 are derived from the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Beam Charging LLC (“Beam”)

On February 26, 2013, the Company acquired 100% of the outstanding equity interests in Beam. The historical balance sheets and statements of operations of Beam for the year ended December 31, 2013 are derived from audited financial statements of Beam and filed herewith. The acquisition was accounted for under the purchase method of accounting in accordance with ASC 805, with the excess purchase price over the fair market value of the assets acquired and liabilities assumed allocated to goodwill. Based on the purchase price allocation, the purchase price of $2,486,465 has resulted in goodwill of $1,947,749 million and is primarily attributed to the synergies expected to arise after the acquisition.

Pro forma adjustments:

(a)- purchase of assignors’ promissory note and accrued interest thereon.

(b)- payment of transaction closing costs.

(c)-acquisition of Beam at fair value:

Assets acquired	$1,130,284
Liabilities assumed	(591,568)
Net assets acquired	$538,716

Consideration given:
1,265,822 common shares@ $1.60	$2,025,315
Debt-subsequently paid	461,150
Total consideration given	$2,486,465
Goodwill	$1,947,749

(d)-	Depreciation for the year ended December 31, 2012 for incremental fair value of assets acquired.

(e)-	Shares on common stock issued in conjunction with the acquisition as if they had been issued as of January 1, 2012.